Exhibit 99.1

DCT INDUSTRIAL TRUST INC. REPORTS 2010

FIRST QUARTER RESULTS

DENVER, CO – May 6, 2010 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the first quarter ended March 31, 2010.

Funds from operations (FFO) attributable to common stockholders and unitholders for the first quarter of 2010 totaled $22.8 million, or $0.10 per diluted share, compared with $33.4 million, or $0.16 per diluted share, reported for the first quarter of 2009.

Net loss attributable to common stockholders for the first quarter of 2010 was $(0.04) per diluted share, compared with net income attributable to common stockholders of $0.02 per diluted share reported for the first quarter of 2009. First quarter 2010 FFO and net income included approximately $1.0 million of expenses related to the refinancing of mortgages while first quarter 2009 included $4.3 million of gains, net of tax, related to the sale of land.

“Overall, we are pleased with the financial and operating results which were consistent with our expectations for the first quarter. Additionally, we made significant strides in our strategy to enhance our local presence in key markets, opening new offices in Orlando, Houston and Southern California,” commented Phil Hawkins, President and CEO of DCT Industrial. “Several anticipated vacancies combined with a disproportionate share of leases expiring in the first quarter led occupancy to decline 230 basis points as expected. However, increased activity in most of our key markets indicates that rents and vacancy rates have reached the bottom. Our long-term outlook remains positive based on these trends as well as the improvement in leading indicators of industrial demand.”

Operating Results

As of March 31, 2010, DCT Industrial owned 375 consolidated operating properties, comprised of 52.9 million square feet plus 3.9 million square feet of development and redevelopment properties. Net operating income was $39.9 million in the first quarter of 2010, compared with $44.9 million reported for the first quarter of 2009.

518 17TH STREET, 8TH FLOOR	—	DENVER, CO 80202
303.597.2400 — DCTINDUSTRIAL.COM

DCT Industrial’s consolidated operating portfolio occupancy was 85.3% as of March 31, 2010, compared with 87.6% as of December 31, 2009. Including an additional 14.6 million square feet of operating properties held in joint ventures, occupancy as of March 31, 2010, was 87.2%, compared with 88.6% as of December 31, 2009.

First quarter 2010 same store net operating income declined 13.7% on a cash basis and 11.5% on a GAAP basis, excluding revenue from lease terminations, when compared to the same period last year. Occupancy of same store properties averaged 85.6% in the first quarter of 2010, compared with an average of 90.9% in the first quarter of 2009.

Leasing activity increased during the first quarter of 2010 to 3.8 million square feet of leases signed including 0.6 million square feet of development leases. The tenant retention rate was 64.7% for the first quarter of 2010, with rents on signed leases for which there was a prior tenant declining 14.2% on a GAAP basis and 8.8% on a cash basis.

Development Pipeline

The Company has made meaningful progress in its goal to increase occupancy of its development pipeline. Since January 1, 2010, DCT Industrial has signed development leases totaling 890,000 square feet bringing its pro rata share of the development portfolio to 34% leased from 19% at December 31, 2009.

Balance Sheet

DCT Industrial’s balance sheet remains strong, with consolidated net debt to book value of total assets (less cash and before depreciation and amortization) of 36.3% as of March 31, 2010, compared with 36.1% as of December 31, 2009. The Company’s fixed charge coverage for the first quarter of 2010 was 2.6 times.

Capital Markets Activity

During the first quarter, DCT Industrial refinanced $215 million of mortgage maturities, including the extension of $123 million for 9.6 years at 6.14% and the repayment of $91.9 million. We expensed costs of approximately $1.0 million to extend these mortgages in the first quarter as required under GAAP.

In addition, the Company implemented a continuous equity offering program, or CEP, through which it may sell up to 20,000,000 common shares in “at-the-market” offerings from time-to-time through March 13, 2013. Since registration in March 2010, the Company has raised $8.9 million through the program. The Company has used the proceeds from the offering to acquire a quality, well-located building in Sayreville, New Jersey.

In April 2010, the Company agreed to terms with various lenders for senior unsecured notes totaling $210 million in a private placement offering. The notes will have a weighted average maturity of 8.3 years and include five, seven, eight and 11 year maturities. The weighted average interest rate will be approximately 6.47%. Subject to due diligence and completion of documentation, DCT Industrial expects the financing to close in late June 2010 and expects to use the proceeds to refinance existing debt.

Capital Deployment Activity

On April 14, 2010, DCT Industrial acquired a 150,000 square foot modern, Class A bulk distribution property in Sayreville, New Jersey for $9.5 million, or $63 per square foot. The acquisition increases DCT Industrial’s portfolio in the New Jersey market, one of the largest industrial markets in the country, to 11 buildings totaling 1.3 million square feet.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on July 15, 2010, to stockholders of record as of July 8, 2010.

Guidance

DCT has narrowed guidance for 2010 FFO to $0.37 to $0.43 per diluted share and updated 2010 net loss guidance to $(0.11) to $(0.05) per diluted share. The Company's guidance excludes future real estate gains, losses and impairments.

Conference Call Information

DCT Industrial will host a conference call to discuss first quarter 2010 results and its recent business activities on Friday, May 7, 2010 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 439309. A live webcast and replay of the conference call will be available in the investor relations section of the DCT Industrial website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of March 31, 2010, the Company owned, managed or had under development 75.4 million square feet of assets leased to approximately 810 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT: Julie Davis, 303-597-0474 or jdavis@dctindustrial.com.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share information)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Land	$524,553	$519,485
Buildings and improvements	2,252,190	2,219,826
Intangible lease assets	107,433	116,243
Construction in progress	32,474	60,860

Total Investment in Properties	2,916,650	2,916,414
Less accumulated depreciation and amortization	(471,234)	(451,242)

Net Investment in Properties	2,445,416	2,465,172
Investments in and advances to unconsolidated joint ventures	110,270	111,238

Net Investment in Real Estate	2,555,686	2,576,410
Cash and cash equivalents	8,674	19,120
Notes receivable	17,464	19,084
Deferred loan costs, net	2,444	4,919
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,153 and $2,226, respectively	30,540	31,607
Other assets, net	11,711	13,152

Total Assets	$2,626,519	$2,664,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$25,485	$36,261
Distributions payable	16,635	16,527
Tenant prepaids and security deposits	18,636	19,451
Other liabilities	6,828	5,759
Intangible lease liability, net	5,499	5,946
Line of credit	88,000	—
Senior unsecured notes	625,000	625,000
Mortgage notes	417,882	511,715

Total Liabilities	1,203,965	1,220,659

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding
Common stock, $0.01 par value, 350,000,000 shares authorized, 209,624,037 and 208,046,167 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	2,096	2,080
Additional paid-in capital	1,829,349	1,817,654
Distributions in excess of earnings	(613,029)	(591,087)
Accumulated other comprehensive loss	(11,195)	(11,012)

Total Stockholders’ Equity	1,207,221	1,217,635
Noncontrolling interests	215,333	225,998

Total Equity	1,422,554	1,443,633

Total Liabilities and Equity	$2,626,519	$2,664,292

Total debt net of cash:
Line of credit, senior unsecured notes and mortgage notes	$1,130,882	$1,136,715
Less cash and cash equivalents	(8,674)	(19,120)

Net debt	$1,122,208	$1,117,595

Book value of total assets less cash and before depreciation:
Total assets	$2,626,519	$2,664,292
Less cash and cash equivalents	(8,674)	(19,120)
Add back accumulated depreciation and amortization	471,234	451,242

Book value of total assets less cash and before depreciation and amortization	$3,089,079	$3,096,414

Percentage of debt to total assets	43.1%	42.7%

Percentage of net debt to book value of total assets less cash and before depreciation and amortization	36.3%	36.1%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share information)

(unaudited)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Rental revenues	$57,990	$62,233
Institutional capital management and other fees	640	667

Total Revenues	58,630	62,900

OPERATING EXPENSES:
Rental expenses	8,786	8,668
Real estate taxes	9,280	8,673
Real estate related depreciation and amortization	28,594	26,156
General and administrative	5,652	5,468

Total Operating Expenses	52,312	48,965

Operating Income	6,318	13,935
OTHER INCOME AND EXPENSE:
Equity in income (loss) of unconsolidated joint ventures, net	(611)	4,180
Interest expense	(12,788)	(13,341)
Interest income and other income (expense)	(863)	134
Income and other taxes	(238)	(891)

Income (Loss) From Continuing Operations	(8,182)	4,017
Income (loss) from discontinued operations	(54)	432

Income (Loss) Before Gain On Dispositions Of Real Estate Interests	(8,236)	4,449
Gain on dispositions of real estate interests	16	37

Consolidated Net Income (Loss)	(8,220)	4,486
Net (income) loss attributable to noncontrolling interests	997	(659)

Net Income (Loss) Attributable to DCT Common Stockholders	$(7,223)	$3,827

EARNINGS PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$(0.04)	$0.02
Income from discontinued operations	0.00	0.00
Gain on dispositions of real estate interests	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.04)	$0.02

EARNINGS PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$(0.04)	$0.02
Income (loss) from discontinued operations	0.00	0.00
Gain on dispositions of real estate interests	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.04)	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	208,350	175,661

Diluted	208,350	175,661

AMOUNTS ATTRIBUTABLE TO DCT COMMON STOCKHOLDERS:
Income (Loss) From Continuing Operations	$(7,189)	$3,431
Income (loss) from discontinued operations	(48)	365
Gain on dispositions of real estate interests	14	31

Net Income (Loss) Attributable to DCT Common Stockholders	$(7,223)	$3,827

Distributions declared per common share	$0.07	$0.08

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(in thousands, except per share information)

	Three Months Ended March 31,
	2010	2009
Net Income (Loss) Attributable to DCT Common Stockholders	$(7,223)	$3,827
Adjustments:
Real estate related depreciation and amortization	28,594	26,455
Equity in (income) losses of unconsolidated joint ventures, net	611	(4,180)
Equity in FFO of unconsolidated joint ventures	1,400	6,549
Less: (Gain) Loss on dispositions of real estate interests and business combinations	384	(34)
Gain on dispositions of non-depreciated real estate	11	113
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,608)	(4,488)
FFO attributable to unitholders	2,647	5,150

Funds from operations attributable to common stockholders and unitholders – basic and diluted	$22,816	$33,392

FFO per common share and unit, basic and diluted	$0.10	$0.16
FFO weighted average common shares and units outstanding:
Common shares for earnings per share - basic:	208,350	175,661
Participating securities	1,353	1,455
Units	27,345	32,029

FFO weighted average common shares, participating securities and units outstanding – basic:	237,048	209,145
Dilutive common stock equivalents	435	—

FFO weighted average common shares, participating securities and units outstanding – diluted:	237,483	209,145

Guidance:

	Full-Year Range for 2010
Guidance(1):	(low)	(high)
Earnings per diluted share	$(0.11)	$(0.05)
Real estate related depreciation and amortization(2)	0.48	0.48

FFO attributable to common shares per diluted share	$0.37	$0.43

(1)	Guidance excludes future real estate gains, losses or impairments.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three months ended March 31, 2010 and 2009 (in thousands):

	Three Months Ended March 31,
	2010	2009
Net Income (Loss) Attributable to DCT Common Stockholders	$(7,223)	$3,827
Interest expense (1)	12,788	13,371
Pro rata share of interest expense from unconsolidated JVs	626	1,106
Real estate related depreciation and amortization (1)	28,594	26,455
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	1,306	2,233
Income and other taxes (1)	238	893
Stock-based compensation amortization	1,136	1,138
Noncontrolling interests (1)	(997)	659
Non-FFO (gains) losses on dispositions/acquisitions of real estate interests	394	(79)

Adjusted EBITDA (2)	$36,862	$49,603

Calculation of Fixed Charges:
Interest expense (1)	$12,788	$13,371
Capitalized interest	925	1,671
Amortization of loan costs and debt premium/discount	(309)	(334)
Pro rata share of interest expense from unconsolidated JVs	626	1,106

Total Fixed Charges	$14,030	$15,814

Fixed Charge Coverage	2.6	3.1

(1)	Includes amounts related to discontinued operations.
(2)

Adjusted EBITDA represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of irregular items and certain non-cash items, such as deprecation and amortization, non-FFO gains on dispositions of real estate interests and impairment losses.

The following table is a reconciliation of our property net operating income to our reported “Income (Loss) From Continuing Operations” for the three months ended March 31, 2010 and 2009 (in thousands):

	Three Months Ended March 31,
	2010	2009
Income (Loss) From Continuing Operations	$(8,182)	$4,017
Income and other taxes	238	891
Interest income and other income (expense)	863	(134)
Interest expense	12,788	13,341
Equity in (income) losses of unconsolidated joint ventures, net	611	(4,180)
General and administrative expense	5,652	5,468
Real estate related depreciation and amortization	28,594	26,156
Institutional capital management and other fees	(640)	(667)

Total net operating income	39,924	44,892
Less net operating income – non-same store properties	(1,679)	(338)

Same store net operating income	38,245	44,554
Less revenue from lease terminations	(34)	(1,397)

Same store net operating income, excluding revenue from lease terminations	38,211	43,157
Less straight-line rents	(1,117)	(260)
Add back amortization of above/(below) market rents	349	511

Same store cash net operating income, excluding revenue from lease terminations	$37,443	$43,408

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income, revenue from lease terminations and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating expense. Therefore, DCT Industrial believes net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance charges and impairment losses. We believe that FFO excluding severance, a non-routine item, and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the unrelated impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains from the dispositions of real estate and impairment losses.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the continuing impact of the severe economic recession that began in 2007; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including the continuing impact of the severe economic recession that began in 2007; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities and Exchange Commission. In addition, the Company's current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.